Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Regional Health Properties, Inc.

Atlanta, Georgia

We hereby consent to the incorporation by reference in the Registration Statements of Regional Health Properties, Inc. (the “Company”), on Form S-8 (No. 333-254964 and No. 333-277352), of our report dated March 31, 2026, relating to the consolidated financial statements as of December 31, 2025 and 2024 and for each of the years in the two-year period ended December 31, 2025, which appears in the Company’s annual report on Form 10-K.

/s/ Cherry Bekaert LLP

Atlanta, Georgia

April 2, 2026